UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 18, 2024, Avista Corporation (Avista Corp. or the Company) filed multi-year electric and natural gas general rate cases with the Washington Utilities and Transportation Commission (WUTC or Commission). If approved, new rates would be effective in December 2024 and December 2025.

The proposed rates are designed to increase annual base electric revenues by $77.1 million (or 13.0 percent of base revenues), effective in December 2024, and $53.7 million (or 11.7 percent of base revenues), effective in December 2025.

For natural gas, the proposed rates are designed to increase annual base natural gas revenues by $17.3 million (or 13.6 percent of base revenues), effective in December 2024, and $4.6 million (or 3.2 percent of base revenues), effective in December 2025.

The proposed electric and natural gas revenue increase requests are based on a 10.4 percent return on equity with a common equity ratio of 48.5 percent and a rate of return on rate base of 7.61 percent. Increasing operating and maintenance costs and ongoing capital investments (including clean energy hydroelectric projects, continued investment in the wildfire resiliency plan, replacement of natural gas distribution pipe and technology upgrades) were the main drivers of proposed increases.

In the second year of the proposed electric multi-year rate plan, the Company, in compliance with Washington’s Clean Energy Transformation Act, has removed from customers’ rates the costs associated with generation from Colstrip Generating Station Units 3 and 4.

As a part of the electric rate case, the Company proposed certain updates to power supply costs. The updated power supply costs included as a part of the first rate year, accounts for $18.5 million of the Company’s overall electric request. For electric rate year 2, the net effect of increasing base power supply costs (primarily to make up for the loss of Colstrip from the Company's generation portfolio), offset by reductions in customer rates through the removal of Colstrip rate base and expenses, accounts for $35.1 million of the Company’s overall $53.7 million request.

Additionally, the Company is proposing changes to the Energy Recovery Mechanism (ERM). Under the present construct, the ERM consists of a $4 million deadband, and then an asymmetric sharing band between $4 million and $10 million. All costs above $10 million are shared on a 90% customer, 10% company basis. As part of this rate case, the Company is proposing moving the entire mechanism to a 95% customer, 5% company sharing basis.

If the multi-year rate plans are approved, Avista Corp. would not file new general rate cases for new rate plans to be effective prior to December 2026.

The WUTC has up to eleven months to review the general rate case filings and issue a decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION

Date:	January 22, 2024	By:	/s/ Kevin J. Christie
Kevin J. Christie Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer